TANDYCRAFTS, INC.
                              1400 EVERMAN PARKWAY
                            FORT WORTH, TEXAS 76140

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ___________________

To the Stockholders of Tandycrafts, Inc.:

     The Annual Meeting of Stockholders of Tandycrafts, Inc. will be held on _________, 2000 at 9:30 a.m., Central Standard Time, at the Randolph County Development Center (Black River Technical College campus) located at 1410 Highway 304 East, Pocahontas, Arkansas, for the following purposes:

     (1) To elect directors to serve for the ensuing year and until their successors are elected; and

     (2) To transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

     By resolution of the Board of Directors, only stockholders of record as of the close of business on _________, 2000 are entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed.

                              By order of the Board of Directors,




                              Russell L. Price
                              Vice President, Secretary and General Counsel



Fort Worth, Texas
October ___, 2000

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND MAIL IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



                               TANDYCRAFTS, INC.
                              1400 EVERMAN PARKWAY
                            FORT WORTH, TEXAS 76140


--------------------------------------------------------------------------------

                                PROXY STATEMENT

--------------------------------------------------------------------------------



              ANNUAL MEETING OF STOCKHOLDERS OF TANDYCRAFTS, INC.

     This Proxy Statement and the enclosed WHITE proxy card are furnished to the stockholders of Tandycrafts, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation by the Board of Directors of the Corporation (the "Board") of proxies for use at the Annual Meeting of Stockholders for the fiscal year ended June 30, 2000, to be held on ______________, 2000, (the "Annual Meeting") or any adjournments or postponements thereof. This Proxy Statement and the enclosed proxy card were first sent to the stockholders of the Corporation on or about ____________, 2000.

                      VOTING RIGHTS AND PROXY INFORMATION

     Only holders of the Corporation's Common Stock of record as of the close of business on ___________, 2000 ("Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. The holders of the Corporation's Common Stock are entitled to one vote per share on any matter, which may properly come before the Annual Meeting. As of the close of business on ____________, 2000, there were outstanding [12,280,897] shares of Common Stock entitled to vote.

     The presence, either in person or by properly executed proxy, of the holders of a majority of the Common Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time without further notice, if the time and place of the adjourned meeting are announced at the Annual Meeting, until a quorum is obtained. Any stockholder present (including a holder whose shares are deemed present by a broker non-vote) at the Annual Meeting, but who abstains from voting, will be counted as present for purposes of determining whether a quorum exists. The affirmative vote of a plurality of the Common Stock voted at the Annual Meeting is required to approve the election of each of the Corporation's nominees for election as a director. The affirmative vote of a majority of the shares represented at the Annual Meeting, in person or by proxy, will be necessary to approve any other matter which may properly come before the Annual Meeting.

     A WHITE proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or any one or more nominees) is withheld, WHITE proxies will be voted for the slate of directors proposed by the Board and, if no contrary instructions are given, WHITE proxies will be voted "For" each of the proposals before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, which is not presently anticipated, the proxy holders will vote the WHITE proxies (which confer discretionary authority upon the holder to vote on such matters) in accordance with their judgment and discretion. With respect to all matters other than the election of directors, an abstention (or broker non-vote) has the same effect as a vote against the proposal.

     Giving a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. A proxy may be revoked at any time before it is exercised by: (1) filing with the Corporation, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (2) duly executing a subsequent proxy relating to the same voting securities and delivering it to the Corporation at or before the Annual Meeting; or (3) attending the Annual Meeting, filing a written revocation of proxy and voting in person (attendance at the Annual Meeting and voting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation delivered in advance of the Annual Meeting should be mailed or hand delivered to Tandycrafts, Inc., Attention: Mr. Russell Price, Secretary, 1400 Everman Parkway, Fort Worth, Texas 76140.

                              COUNTER SOLICITATION

     In letters dated June 5, 2000 and September 18, 2000, a group led by Warren
G. Lichtenstein calling itself "The Tandycrafts Full Value Committee" notified the Corporation that it intends to nominate Warren G. Lichtenstein, one of Mr. Lichtenstein's attorneys, two of Mr. Lichtenstein's employees and two affiliates of Mr. Lichtenstein for election to the Board at the Annual Meeting. Members of the Lichtenstein group include Mr. Lichtenstein, Steel Partners II, L.P., Mark
E. Schwartz, Newcastle Partners, L.P., James Henderson, Glen Kassan and Harold Smith. The Lichtenstein group's proxy materials will contain information concerning their nominees. Your Board of Directors has unanimously determined to oppose the election of the Lichtenstein group's nominees.

     YOUR BOARD URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE
LICHTENSTEIN GROUP OR THE TANDYCRAFTS FULL VALUE COMMITTEE.   IF YOU HAVE
ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY SUBMITTING A LATER DATED WHITE PROXY IN THE ENCLOSED ENVELOPE.

     On August 22, 2000, the Corporation filed a lawsuit against Steel Partners II, L.P., Warren G. Lichtenstein, Newcastle Partners, L.P., and Mark E. Schwartz ("Steel Partners Group") in the United States District Court in the Northern District of Texas. The lawsuit alleges that the Steel Partners Group violated federal securities laws by filing a series of misleading and deficient reports with the Securities and Exchange Commission ("SEC") in order to conceal their true intentions and to maximize their immediate financial gain at the expense of the Corporation and its other shareholders. The lawsuit alleges violations of Sections 10(b) and 13(d) of the Securities Exchange Act and SEC Rule 10(b)(5).

     The lawsuit states that the Steel Partners Group's filings were false and misleading in that they failed to disclose among other things: 1) Steel Partners Group's intention to destabilize the Corporation, 2) Steel Partners past violations of securities laws, including its admission that it violated
Section 16(b) in connection with a proxy solicitation with regard to Kinark Corporation and that a federal judge had found that there was a "high probability" that Steel Partners had violated Section 13(d) in a case filed by Medical Image Centers of America, Inc., 3) Steel Partners' past involvement in legal proceedings, 4) Steel Partners' past history of destabilization with at least twenty (20) other companies, and 5) Steel Partners' group activities and agreements with respect to the Corporation. The lawsuit alleges that Steel Partners Group engaged in this hidden scheme to maximize their financial gain at the expense of the other shareholders of the Corporation by threatening a change of control of the Corporation, to force a sale of the Corporation, to force the greenmail repurchase of its shares to the exclusion of other Tandycrafts' shareholders or to manipulate the price of Tandycrafts' stock.

     The lawsuit seeks a preliminary and permanent injunction that would require Steel Partners Group to disclose complete, truthful and accurate information to Tandycrafts and its shareholders in compliance with securities laws, to prohibit Steel Partners Group from voting its shares of Tandycrafts' stock and to force the orderly liquidation of Tandycrafts' shares owned by the Steel Partners Group that it acquired in its unlawful scheme. The Corporation has sought expedited treatment of its lawsuit.

     On September 18, 2000, Steel Partners II, L.P. filed a complaint in the Court of Chancery of the State of Delaware, naming as defendants the Corporation and members of the Corporation's Board of Directors. The complaint alleges that the Corporation's directors breached their fiduciary duties by causing the Corporation to bring an action against the Steel Partners Group that asserts that Steel Partners is acting as a group with other undisclosed shareholders of the Corporation. Steel Partners seeks a declaratory judgment that it is not as "acquiring person" under Tandycrafts Rights Agreement, dated May 19, 1997, and that it is not an "interested stockholder" for purposes of Section 203 of the Delaware General Corporation Law. Steel Partners also seeks a preliminary and permanent injunction prohibiting the Corporation from declaring a "distribution date" under the Rights Agreement. The Corporation and its directors believe that the complaint is entirely without merit and intend to vigorously defend against it.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES OF THE BOARD DESCRIBED BELOW AND NOT VOTE IN FAVOR OF THE NOMINEES OF THE LICHTENSTEIN GROUP.


                      PROPOSAL 1:    ELECTION OF DIRECTORS

     Five directors are to be elected at this Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. The Board of Directors recommends a vote FOR the election of the listed director nominees. It is the intention of the persons named in the accompanying proxy to vote for the nominees listed below unless authority to do so is withheld. All nominees have indicated their willingness to serve for the ensuing term, but if any nominee is unable to or should decline to serve as a director at the date of the Annual Meeting, it is the intention of the persons named in the Proxy to vote for such other person or persons as they in their discretion shall determine.

                  NOMINEES                AGE    DIRECTOR SINCE
                  --------                ---    --------------

     R.E. Cox, III....................     67        1985
     Jack Kahl........................     60        2000
     Sheldon Stein....................     47        1995
     Michael J. Walsh.................     59        1992
     Colon Washburn...................     54        1999


              INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     MR. COX served as Chairman of the Corporation from February 1992 until November 1999. For more than the past five years, Mr. Cox has served as President of R.E. Cox Realty Company, Fort Worth, Texas; the General Partner of Sav-On Development Company, Fort Worth; and has been the Co-Owner of Ofco, Inc. d/b/a Ofco Office Furniture, Fort Worth. From 1983 to 1995, Mr. Cox was President of Germany's, a wholesale nursery business. From 1977 to 1982, Mr. Cox served as Chairman of the Board of R.E. Cox and Company Department Stores, Fort Worth. Mr. Cox is also a director of Inspire Insurance Solutions, Inc. and KBK Capital Corporation.

     MR. KAHL was the founder of Manco, Inc., a consumer products company, and has been Chairman and Chief Executive Officer of Manco, Inc. since 1969. Mr. Kahl currently serves as a director of Applied Industrial Technologies, Royal Appliance Inc., Paragon Holdings, MCM Capital Advisory Board, Clark/Bardes, Superlative Group, Leadership Cleveland, The United Way and the Cleveland Clinic Foundation.

     MR. STEIN has been a Senior Managing Director and Head of the Southwestern Corporate Finance Department for Bear, Stearns & Co. Inc. since 1989. Mr. Stein joined Bear Stearns in 1986 and prior to that was a partner with the law firm of Hughes & Luce, LLP. Mr. Stein is also a director of The Men's Wearhouse, Inc., Fresh America Corporation, and Home Interiors & Gifts, Inc.

     MR. WALSH has served as Chairman of the Corporation since November 1999 and Chief Executive Officer of the Corporation since April 1996. Previously, he served as President of the Corporation from April 1996 to November 1999, as Executive Vice President and Chief Financial Officer from August 1992 until July 1996 and as General Counsel and Secretary from 1983 to 1996. He also served as Vice President from 1986 to 1992.

     MR. WASHBURN has been Chief Executive Officer of Fresh America Corporation since October 1999, has been a partner with Bentonville Associates Ventures, LLC since 1996 and has been President and Owner of Beau Terre Farms, Inc., a real estate development company, for more than the past five years. Previously, he served as a merchant consultant with C.P. Group, which is located in Thailand, from 1994 to 1998. From 1971 until January 1993, he was employed by Wal*Mart Stores, Inc., where he served most recently as an Executive Vice President for Sam's Club and as a Senior Vice President for Wal*Mart Stores, Inc. Mr. Washburn currently serves as a director of Fresh America Corporation.

BOARD COMMITTEES

     The Board of Directors of the Corporation met eleven (11) times during fiscal year 2000. All Directors were present at each meeting of the Board and each Committee on which he or she served.

     The Board of Directors has an Audit Committee, which is comprised of at least three directors who are neither officers nor employees of the Company or its subsidiaries. The Audit committee is currently composed of Messrs. Cox, Stein and Washburn. The Audit Committee is primarily concerned with the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls. The Audit Committee reviews and approves the scope of the annual examination of the books and records of the Corporation and reviews the findings and recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Corporation's internal controls function; monitors the extent to which the Corporation has implemented changes recommended by the independent auditors or the Audit Committee; and provides over-sight with respect to accounting principles employed in the Corporation's financial reporting. The Audit Committee met two (2) times during the past fiscal year.

     The Board of Directors has a Compensation Committee currently composed of Messrs. Cox, Stein, and Washburn. The principal functions of the Compensation Committee are to review and make recommendations to the Board of Directors concerning compensation plans for certain executive officers and appointments and promotions to executive positions at the corporate level. The Compensation Committee met one (1) time during fiscal year 2000.

     The Board of Directors has a Nominating Committee currently composed of Messrs. Cox, Stein, Walsh and Washburn. The Nominating Committee reviews and makes recommendations to the Board of Directors with respect to candidates for directors of the Corporation and assignments of directors to committees of the Board. The Nominating Committee met one (1) time during fiscal year 2000. Stockholders who wish to suggest nominees for election at the 2001 Annual Meeting should submit their suggestion in writing, in accordance with Article II, Section 8 of the Corporation's Bylaws, no earlier than May ___, 2001 and no later than June ___, 2001 to the Secretary of the Corporation at the address on the cover page of this Proxy Statement. Such notice shall contain the proposed director's name, age, business and residential addresses, principal occupation, class and number of shares of the Corporation's stock beneficially owned by such person, written consent of such person, a description of all arrangements or understanding between such person and the stockholder suggesting such person pursuant to which the suggestion was made and any other information relating to such person that is required to be disclosed under any applicable rules and regulations.

     The Board of Directors also has a temporary Progress Committee which is currently composed of Messrs. Cox, Stein, Walsh and Washburn. The principal functions of the Progress Committee are to discuss strategic and operational issues. The Progress Committee did not meet during fiscal year 2000.

DIRECTOR COMPENSATION

     For fiscal year 2000, all directors who were not full time employees of the Corporation or its subsidiaries were paid an annual retainer of $25,000. Mr. Cox, as Chairman, received an annual retainer of $60,000. The Annual Chairman Retainer was eliminated on November 11, 1999, and there will be no annual retainer for the Chairman in fiscal year 2001. Each non-employee director receives a fee of $1,000 for each Board meeting and each committee meeting attended ($1,500 per meeting for any non-employee Chairperson). Employees of Tandycrafts who are also directors do not receive additional compensation for their services as directors or committee members. Pursuant to the Tandycrafts, Inc. 1992 Director Stock Option Plan, which was approved on November 10, 1993, Messrs. Cox, Pace, and Stein had previously received a stock option grant of 60,000 shares. On August 28, 2000, Mr. Pace resigned to devote more time to pursue expansion of his personal business and his options will be forfeited on approximately November 28, 2000. Mr. Washburn received a stock option grant of 60,000 shares in fiscal year on January 27, 2000 at a grant price of $3.13, the closing price of the Company's stock that day.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information based upon the records of the Corporation and filings with the Securities and Exchange Commission as of October 5, 2000, with respect to the ownership of the Corporation's Common Stock by each person known to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock of the Corporation, each director and nominee, each executive officer named in the Summary Compensation Table and the total shares owned by all directors and executive officers as a group.


                                             AMOUNT AND
                                               NATURE
            NAME AND ADDRESS OF             OF BENEFICIAL     PERCENT OF
             BENEFICIAL OWNER               OWNERSHIP (1)       CLASS
            -------------------             -------------     ----------

R.E. Cox, III.............................     82,700 (2)         *
Jack Kahl.................................          0             *
Joe K. Pace...............................     61,300 (2)         *
Sheldon Stein.............................     61,000 (2)         *
Colon Washburn............................     38,250 (3)         *
Michael J. Walsh..........................    426,444 (4)       3.5%
James D. Allen............................    223,193 (5)       1.8%
Leo C. Taylor.............................     53,779 (6)         *
Russell L. Price..........................     48,468 (7)         *
Phillip Greene............................     23,776 (8)         *
All Executive Officers and Directors as a
  group (10 persons)......................  1,013,910 (9)       8.3%
Tandycrafts, Inc. Retirement Savings Plan
  (TRSP)..................................  1,769,178(10)      14.4%
Steel Partners II, LLP....................  1,801,300(11)      14.7%
Dimensional Fund Advisors, Inc............    858,000(12)       7.0%
Summit Capital Management, LLC............    879,000(13)       7.2%

------------------

(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the power to vote or direct the voting of such shares, or (ii) the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares for which voting or investment power may be acquired within 60 days pursuant to options or other rights.

(2) Includes 50,000 exercisable shares under options granted pursuant to the Tandycrafts, Inc. 1992 Director Stock Option Plan. Mr. Pace, who resigned August 28, 2000, will forfeit his 50,000 shares under options on approximately November 28, 2000.

(3) Includes 20,000 exercisable shares under options granted pursuant to the Tandycrafts, Inc. 1992 Director Stock Option Plan.

(4) Includes 53,081 shares held by the Tandycrafts Retirement Savings Plan ("TRSP"), formerly known as the Tandycrafts Employee Stock Ownership Plan, over which Mr. Walsh has voting but not investment power, 220,000 exercisable shares under options granted pursuant to the Tandycrafts, Inc. 1992 Stock Option Plan (the "1992 Plan") and 11,643 shares held in the TRSP Benefit Restoration Plan for the benefit of Mr. Walsh. Excludes an aggregate of 14,746 shares owned by the Tandycrafts Investment Plan of which Mr. Walsh shares investment power and voting power as a member of the Administrative Committee of the Plan.

(5) Includes 16,494 shares held by the TRSP, over which Mr. Allen has voting but not investment power, 191,667 exercisable shares under options granted pursuant to the 1992 Plan and 3,432 shares held in the TRSP Benefit Restoration Plan for the benefit of Mr. Allen. Excludes an aggregate of 14,746 shares owned by the Tandycrafts Investment Plan of which Mr. Allen shares investment power and voting power as a member of the Administrative Committee of the Plan.

(6) Includes 11,754 shares held by the TRSP, over which Mr. Taylor has voting but not investment power and 35,600 exercisable shares under options granted pursuant to the 1992 Plan. Excludes an aggregate of 14,746 shares owned by Tandycrafts Investment Plan of which Mr. Taylor shares investment power and voting power as a member of the Administrative Committee of the Plan.

(7) Includes 10,868 shares held by the TRSP, over which Mr. Price has voting but not investment power and 37,600 exercisable shares under options granted pursuant to the 1992 Plan. Excludes an aggregate of 14,746 shares owned by the Tandycrafts Investment Plan of which Mr. Price shares investment power and voting power as a member of the Administrative Committee of the Plan.

(8) Includes 5,576 shares held by the TRSP, over which Mr. Greene has voting but not investment power and 18,200 exercisable shares under options granted pursuant to the 1992 Plan.

(9) Excludes an aggregate of 14,746 shares owned by Tandycrafts Investment Plan of which Messrs. Allen, Price, Taylor and Walsh share investment power and voting power as members of the Administrative Committee of the Plan.

(10) As of October 4, 2000, a total of 1,769,178 shares of the Corporation's Common Stock were held in the Corporation's TRSP, located at 1400 Everman Parkway, Fort Worth, Texas 76140, c/o Tandycrafts Retirement Savings Plan Committee, with 14,746 shares held in the Tandycrafts Investment Plan (which was merged into the TRSP) account and 1,754,432 shares held in the TRSP account. Except for the Tandycrafts Investment Plan account, each participant in the TRSP is entitled to direct the Trustee with respect to the voting of the Common Stock allocated to his or her account. If a participant does not direct the Trustee with respect to the voting of the shares of his or her account, such shares will be voted in the discretion of the Trustee.

(11) Based on Amendment No. 7 to a Schedule 13D, dated October 5, 2000, Steel Partners II, LP, a Delaware limited partnership, located at 150 East 52nd Street, 21st Floor, New York, New York 10022, and Warren G. Lichtenstein own sole voting and investment power over 1,537,100 shares of the Corporation's Common Stock and Mark E. Schwartz and Newcastle Partners, LP, a Texas limited partnership, located at 4020 Windsor Avenue, Dallas, Texas 75205 own sole voting and investment power over 264,200 shares of the Corporation's Common Stock.

(12) Based on a Schedule 13G, dated February 4, 2000, Dimensional Fund Advisors, Inc., a Delaware corporation, located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, holds sole voting and investment power over 858,000 shares of the Corporation's Common Stock.

(13) Based on a Schedule 13G, dated February 11, 2000, Summit Capital Management, LLC, a Washington corporation, Summit Capital Partners, LP, and John C. Rudolf, located at 601 Union Street, Suite 3900, Seattle, Washington 98101, hold shared voting investment power over 870,100 share of the Corporation's common stock.

*    Less than 1%.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes of ownership of the Corporation's Common Stock. Directors, executive officers, and greater-than-10% stockholders are required by SEC regulations to furnish the Corporation with copies of all such Section 16(a) reports. Based solely on review of the copies of such reports furnished to the Corporation or written representations, the Corporation believes that all filing requirements applicable to the Corporation's directors, executive officers and greater-than-10% stockholders with regard to Section 16(a) were complied with.


                       EXECUTIVE OFFICERS OF THE COMPANY

     The current executive officers of the Company, their respective ages, positions held and tenure as officers are as follows:

                             Position and Business Experience        Served as
Name and Age                    During the Past Five Years         Officer Since
--------------------       -----------------------------------     -------------

Michael J. Walsh, 59       Chairman and Chief Executive Officer        1983
                           since November 1999.  President and
                           Chief Executive Officer from April
                           1996 until November 1999. Executive
                           Vice President and Chief Financial
                           Officer from August 1992 to April
                           1996.  Prior to 1992, Mr. Walsh was
                           a Vice President of the Corporation
                           from 1986 to August 1992 and was
                           General Counsel and Secretary from
                           1983 to 1996.

James D. Allen, 40         President since November 1999.              1993
                           Chief Operating Officer since May
                           1999.  Executive Vice President and
                           Chief Financial Officer from July
                           1996 until November 1999.  Vice
                           President from November 1993 to July
                           1996. Prior to 1993, Mr. Allen was a
                           Senior Manager in the accounting
                           firm of Price Waterhouse, LLP.

Leo C. Taylor, 38          Senior Vice President of Finance            1996
                           since December 1999.  Vice President
                           of Taxation, Risk Management and
                           Human Resources from November 1996
                           until December 1999.  Director of
                           Tax Administration from February
                           1994 to November 1996.  Prior to
                           1994, Mr. Taylor was a manager in
                           the accounting firm of Price
                           Waterhouse, LLP.

Russell L. Price, 35       Vice President, General Counsel and         1996
                           Secretary since November 1996.
                           Corporate Counsel from March 1994 to
                           November 1996.  Prior to 1994, Mr.
                           Price was an associate at the law
                           firm of Hughes & Luce, LLP.

Phillip Greene, 31         Vice President of Information               1999
                           Systems and Technologies since
                           November 1999.  From September 1997
                           to November 1999, Mr. Greene was
                           Director of Information Services.
                           From September 1995 to September
                           1997, Mr. Greene was a Vice
                           President and Director of
                           Information Services for Old America
                           Stores.  Prior to September 1995,
                           Mr. Greene was a Network Manager for
                           the Corporation.


     None of the above officers are related by birth, adoption or marriage, and there are no arrangements or understandings between any officer and any other person pursuant to which that officer was elected. All officers are elected annually by the Board of Directors to serve for the ensuing year.


                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid during the past three fiscal years for services in all capacities to the Corporation and its subsidiaries of those persons who at June 30, 2000 were the Corporation's chief executive officer and the four other most highly paid executive officers of the Corporation whose salary and bonus exceeded $100,000 for the year ended June 30, 2000.


SUMMARY COMPENSATION TABLE
                                                                         LONG-
                                                                         TERM
                                                                        COMPEN-
                                        ANNUAL COMPENSATION             SATION
                                -----------------------------------   ----------
                                                                        NUMBER
                                                                          OF
      NAME AND                                          OTHER         SECURITIES       ALL
      PRINCIPAL         FISCAL                          ANNUAL        UNDERLYING      OTHER
      POSITION           YEAR    SALARY   BONUS(6)  COMPENSATION(7)    OPTIONS    COMPENSATION(8)
      --------          -------------------------------------------------------------------------

Michael J. Walsh (1)     2000  $ 272,499  $      0        -            75,000        $  14,248
 President and Chief     1999  $ 235,000  $      0        -            30,000        $  14,170
 Executive Officer       1998  $ 183,750  $ 78,400        -             -0-          $  14,062

James D. Allen (2)       2000  $ 246,250  $      0        -            75,000        $  13,498
 Executive Vice          1999  $ 205,000  $      0        -            25,000        $  12,190
 President,              1998  $ 153,750  $ 68,800        -             -0-          $   8,332
 Chief Operating
 Officer and Chief
 Financial Officer

Leo C. Taylor (3)        1999  $ 120,167  $ 50,000        -            40,000        $   6,833
 Senior Vice President   1998  $ 107,500  $ 50,000        -             6,000        $   7,375
 of Finance              1998  $  97,500  $ 40,000        -             -0-          $   6,875

Russell L. Price (4)     2000  $ 116,231  $ 50,000        -            40,000        $   8,000
  Vice President,        1999  $ 107,500  $ 50,000        -             6,000        $   7,375
  Secretary and          1998  $  97,500  $ 40,000        -             -0-          $   6,820
  General Counsel

Phillip Greene (5)       2000  $ 110,000  $ 25,000        -            40,000        $   5,742
  Vice President of      1999  $  92,498  $ 40,000        -             5,000        $   5,625
  Information            1998  $  70,830  $ 20,000        -             -0-          $   3,187
  Systems and
  Technologies


(1) Mr. Walsh was named Chairman November 10, 1999. Mr. Walsh has been Chief Executive Officer since April 12, 1996.

(2) Mr. Allen was named President on November 10, 1999 and Chief Operating Officer on April 20, 1999. Mr. Allen became an executive officer on November 10, 1993.

(3) Mr. Taylor became an executive officer on November 13, 1996. Mr. Taylor was named Senior Vice President of Finance on January 27, 2000.

(4)  Mr. Price became an executive officer on November 13, 1996.

(5)  Mr. Greene became an executive officer on November 10, 1999.

(6) Bonus figures reflect the bonus earned during the represented fiscal year, although such bonus is paid during the next fiscal year. Although accrued, bonuses for Messrs. Taylor, Price and Greene for fiscal year 2000 have not been paid, have been deferred to a later date and may not be paid in cash.

(7) None of the named executive officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for each fiscal year.

(8) The amounts listed in the "All Other Compensation" column consist of: a) contributions to the TRSP made by the Corporation on behalf of Messrs. Walsh, Allen, Taylor, Price and Greene in the amounts of $8,000, $8,000, $7,667, $6,833, and $5,742 respectively; and b) contributions to the Tandycrafts Benefit Restoration Plan made by the Corporation on behalf of Mr. Walsh and Mr. Allen in the amounts of $6,248 and $5,498, respectively.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee has developed and implemented a compensation program that it believes will attract, motivate, reward and retain the broad-based management talent required to achieve the Corporation's objectives and to increase stockholder value. The Committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system which supports and reinforces the Corporation's key operating and strategic goals while aligning the financial interests of the Corporation's executive officers with those of the stockholders. For executive officers, the Corporation relies on an annual incentive program and a stock option program to align the executives' financial interests with those of stockholders.

     The Corporation's compensation program for executive officers consists of a base salary, an annual incentive bonus program and a stock option program. The base salary for Messrs. Walsh and Allen are reviewed and set by the Compensation Committee on an annual basis and are based upon respective responsibilities, comparative data and performance. The base salary for the other executive officers are set by the Corporation based upon similar criteria.

     The annual incentive bonus program for executive officers is the principal short-term incentive compensation program of the Corporation. The annual incentive bonus program is based upon the extent to which the Corporation meets or exceeds financial and strategic objectives, including the Corporation's earnings per share. The annual incentive bonus program is approved in the beginning of each fiscal year. The Compensation Committee approves the bonus program for Messrs. Walsh and Allen and the Corporation approves that bonus program for the other executive officers. Based on the bonus program and the Corporation's performance for fiscal year 2000, Messrs. Walsh and Allen did not receive a bonus for fiscal year 2000.

     The Corporation's long-term incentive program is a stock option program under which the Committee reviews and recommends proposed grants of long-term incentive compensation in the form of stock options. The stock option component of the compensation program was adopted by the Board of Directors in 1992 and approved by the stockholders at the 1993 Annual Meeting. The Committee granted stock options to the named executives in the Summary Compensation Table as set forth in the Stock Option Grants In the Last Fiscal Year Table. The Committee considers stock options to be an important means of ensuring that executive officers maintain their incentive to increase the profitability of the Corporation and the value of its Common Stock. Because the value of stock options is entirely a function of the value of the Corporation's Common Stock, the Committee believes that this component of the Corporation's compensation policy aligns the interests of executive officers with those of the Corporation's stockholders and will enhance the value of the Common Stock for all stockholders.

     The Committee determined the compensation of Michael J. Walsh, Chief Executive Officer, for the fiscal year ended June 30, 2000 in a manner consistent with the guidelines described above. Mr. Walsh abstains from any vote involving his compensation.

               Compensation Committee        R.E. Cox, III
                                             Sheldon Stein
                                             Colon Washburn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Cox, who serves on the Compensation Committee, is a beneficiary of certain leases with Office Holdings, Inc. (f/k/a Sav-On, Inc.). Mr. Cox is an indirect beneficiaries of two leases between Office Holdings, Inc. and Sav-On Development Company (a Texas Partnership). Mr. Cox owns a 50% partnership interest in Sav-On Development Company. The total rents paid on such leases for the period of July 1, 1999 through June 30, 2000 were $137,641.87. Management believes that rents paid under such leases were at least as favorable to the Corporation as could have been obtained from unrelated parties. The Corporation began a consulting arrangement with Bentonville Associates Ventures, LLC ("BAV") in March 1999, prior to Mr. Washburn's appointment as a director of the Corporation. Mr. Colon Washburn is a part-owner and principal in BAV. Pursuant to the arrangement, BAV provides certain consulting services to Tandycrafts including the development and training of integrated account teams, the assessment of certain merchandising and integrated account team functions, the development of strategic business plans and budgets for integrated account teams, the development of project plans for merchandising and integrated account team initiatives, the creation of performance benchmarks and scorecards for integrated account teams, the development of category management plans, and the analysis of product location, point of sale, cross-merchandising and strategic partnership opportunities. The Corporation pays BAV a monthly retainer of $4,167 for twenty-four months, a monthly consulting fee of $14,000 through August 1999 and $3,500 through February 2000 and certain expenses incurred by BAV, unless earlier terminated by the Corporation. The Corporation paid BAV $190,157.41 in total fees and expenses in fiscal year 2000. Management believes that the fees paid under such arrangement were at least as favorable to the
Corporation as could have been obtained from unrelated parties.   The
Corporation terminated the consulting arrangement with BAV in approximately April 2000.

TANDYCRAFTS RETIREMENT SAVINGS PLAN

     Under the Tandycrafts, Inc. Retirement Savings Plan (the "TRSP"), an eligible employee may elect to defer from 3% to 15% of his or her wages as a salary reduction contribution. Employee contributions are invested in various mutual funds and other investments selected by each employee. The Corporation makes a matching contribution of up to 100% of the first 5% of the employee contributions. The Corporation's contributions are invested in the Common Stock of the Corporation. Generally, all contributions by the Corporation become 100% vested and nonforfeitable upon the completion of five (5) years of credited service. Participation in the Tandycrafts Employee Deferred Salary and Investment Plan (the "Prior Plan"), which was discontinued in 1986, is counted in determining years of service under the TRSP. Generally, upon retirement, death or termination of employment, the value of the employee's account may be paid out in a lump sum, in installments payable generally over a period of five
(5) years or may be deferred until retirement age in a combination of cash or securities. Officers and directors who are employees participate in the TRSP on the same terms as other employees.

TANDYCRAFTS, INC. BENEFIT RESTORATION PLAN

     In 1993, the Board approved the Tandycrafts, Inc. Benefit Restoration Plan (the "Benefit Restoration Plan"), which covers a select group of the Corporation's management or highly compensated employees (the "Plan Participants"). The Benefit Restoration Plan restores to certain Plan Participants benefits lost under the TRSP because of certain limitations imposed by the Internal Revenue Code. The contributions made by the Corporation under the Benefit Restoration Plan during the fiscal year ended June 30, 2000 for Mr. Walsh and Mr. Allen were $6,248 and $5,498, respectively, and for all present plan participants as a group during the fiscal year ended June 30, 2000 were $12,829. No contributions were made by the Corporation for Messrs. Taylor, Price and Greene under the Benefit Restoration Plan.


STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information with respect to individual grants under the Tandycrafts, Inc. 1992 Stock Option Plan (the "1992 Plan"), during fiscal year ended June 30, 2000 to the Chief Executive Officer and the other named executives in the Summary Compensation Table.


                    NUMBER OF                                                            POTENTIAL REALIZABLE
                      SHARES                                                               VALUE AT ASSUMED
                    UNDERLYING   PERCENT OF TOTAL OPTIONS                                   ANNUAL RATES(3)
                     OPTIONS        GRANTED TO EMPLOYEES     EXERCISE OR     EXPIRATION   ------------------
NAME                GRANTED(1)        DURING THE YEAR       BASE PRICE(2)       DATE         5%        10%
------------        ----------        ---------------       -------------       ----        ----      -----

Michael J. Walsh     75,000                16.1%                 3.31         11-10-10    $156,123  $395,647
James D. Allen       75,000                16.1%                 3.31         11-10-10    $156,123  $395,647
Leo C. Taylor        40,000                 8.6%                 3.31         11-10-10    $ 83,266  $211,012
Russell L. Price     40,000                 8.6%                 3.31         11-10-10    $ 83,266  $211,012
Phillip Greene       40,000                 8.6%                 3.31         11-10-10    $ 83,266  $211,012


(1) Grants of options to purchase shares under the 1992 Plan generally vest at a rate of either 33 1/3% per year for three years or 20% per year over five years, and expire on the tenth anniversary of the date of grant. The 1992 Plan provides that, in the event of a change of control, death or total disability, as defined therein, all options granted under the 1992 Plan immediately vest and become exercisable.

(2) The Exercise or Base price is equal to the average of the high and low trading price of the Common Stock on the New York Stock Exchange on the date of grant.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to the exercise of stock options during the last fiscal year by the Chief Executive Officer and the other named executive officers in the Summary Compensation Table, and the number and value of exercisable and unexercisable stock options held by such officers at June 30, 2000.


                                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                    SHARES                  OPTIONS AT FISCAL YEAR-END              FISCAL YEAR-END
                   ACQUIRED      VALUE     ------------------------------   --------------------------------
NAME              ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE(2)  UNEXERCISABLE(2)
------            -----------   --------   -----------   ----------------   --------------  ----------------

Michael J. Walsh      -0-         -0-        220,000          60,000              $0               $0
James D. Allen        -0-         -0-        191,750          58,250              $0               $0
Leo C. Taylor         -0-         -0-         35,600          30,400              $0               $0
Russell L. Price      -0-         -0-         37,600          30,400              $0               $0
Phillip Greene        -0-         -0-         18,200          29,300              $0               $0


(1) All options were granted on one of the following dates: April 20, 1994, July 9, 1996, April 14, 1997, and August 11, 1998, and November 10, 1999
     and vest ratably over either a five-year period or a three-year period from the date of grant.

(2) Computed as the difference between the option exercise price and $2.8125 (the closing price of the Common Stock at fiscal year-end) as reported on the New York Stock Exchange.


TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

     Mr. Cox is an indirect beneficiary of two leases between Office Holdings, Inc. (f/k/a Sav-On, Inc.) and Sav-On Development Company (a Texas Partnership). Mr. Cox owns a 50% partnership interest in Sav-On Development Company. The total rents paid on such leases for the period of July 1, 1999 through June 30, 2000 were $137,641.87. Management believes that rents paid under such leases were at least as favorable to the Corporation as could have been obtained from unrelated parties. The Corporation began a consulting arrangement with Bentonville Associates Ventures, LLC ("BAV") in March 1999, prior to Mr. Washburn's appointment as a director of the Corporation. Mr. Colon Washburn is a part-owner and principal in BAV. Pursuant to the arrangement, BAV provides certain consulting services to Tandycrafts including the development and training of integrated account teams, the assessment of certain merchandising and integrated account team functions, the development of strategic business plans and budgets for integrated account teams, the development of project plans for merchandising and integrated account team initiatives, the creation of performance benchmarks and scorecards for integrated account teams, the development of category management plans, and the analysis of product location, point of sale, cross-merchandising and strategic partnership opportunities.
The Corporation pays BAV a monthly retainer of $4,167 for twenty-four months, a monthly consulting fee of $14,000 through August 1999 and $3,500 through February 2000 and certain expenses incurred by BAV, unless earlier terminated by the Corporation. The Corporation paid BAV $190,157.41 in fiscal year 2000. Management believes that the fees paid under this arrangement were at least as favorable to the Corporation as could have been obtained from unrelated parties. The Corporation terminated this consulting arrangement with BAV in approximately April 2000.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Corporation has entered into severance agreements ("Severance Agreements") and special termination agreements ("Change in Control Agreements") with Messrs. Price, Taylor and Walsh and into a Change of Control Agreement with Mr. Allen and Mr. Greene, all effective as of July 1, 1999. The Severance Agreements are intended to provide non-competition protection to the Corporation for a one-year period after the Corporation terminates the executive's employment. The Severance Agreements prohibit the executive from soliciting employees of the Corporation for employment and from soliciting customers or suppliers of the Corporation from ceasing to do business with the Corporation or decreasing their business with the Corporation for a period of one year after the Corporation terminates the executive's employment. In exchange, in the event that the executive's employment was terminated for reasons other than death, disability or "cause", as defined in the Severance Agreements, the executive is entitled to certain severance benefits, provided that the executive signs a release of employment related claims against the Corporation. The severance benefits are continuation of health care benefits for one year and a payment in the amount of the executive's annual salary and bonus, based on the average salary and bonus for the preceding two years. The Severance Agreements have initial terms of two years. The terms of the Severance Agreements are automatically extended for one-year terms but the Corporation may terminate the Severance Agreements by providing written notice of non-renewal to the executive not later than 90 days prior to the expiration of the current term. The Change in Control Agreements provide for certain severance benefits if the Corporation terminates (other than as a result of death, disability or "cause") the employment of the executive within two years after a "Change in Control", as defined in the Change in Control Agreements, or in certain other instances in connection with a Change of Control. The severance benefits include continuation of certain fringe benefits (including health care, life and disability insurance) for up to two years and a payment in the amount of 150% of the highest annual salary of the executive immediately prior to or after a Change of Control and of the bonus in the fiscal year preceding the Change of Control or in the fiscal year before such executive is terminated, whichever is larger. The Change of Control Agreements have a term of two years (or, if there is a Change of Control, two years after such Change of Control). The Change of Control Agreements terminate upon the executive's death or voluntary retirement. The term of the Change of Control Agreements is automatically extended for an additional year upon each anniversary date of the Agreements unless the Corporation provides written notice of non-renewal not later than 90 days prior to such anniversary date. In addition, the Corporation will pay the legal fees of the executive if the Corporation breaches the Change of Control Agreement or declares them void or unenforceable.


INDEMNIFICATION AGREEMENTS

     The Corporation has entered into certain indemnification agreements ("Indemnification Agreements") with Messrs. Walsh, Allen, Taylor, Price and Greene, as of March 7, 2000 whereby the Corporation entered into formal agreements which implement the Corporation's By-Laws on indemnification and in which the Corporation agrees to indemnify each such officer against claims stemming from such officer's service with the Corporation and agrees to provide extended insurance coverage for a period of seven years after the termination of such officer's service with the Corporation.

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return over a five-year period, assuming $100 invested at June 30, 1995 in each of (i) Tandycrafts, Inc. Common Stock, (ii) the Russell 2000 Index, an index consisting of primarily small capitalization stocks, and (iii) a peer group consisting of 40 similarly classified retail companies based on standardized SIC codes. The Corporation has switched from the NYSE Market Value Index to the Russell 2000 Index as the Corporation believes that the Russell 2000 Index is a more appropriate index and is reflective of the Corporation's peer group of small capitalization stocks. Total stockholder return is based on the increase in the price of the Common Stock with dividends reinvested. Total return of the SIC Code Index is weighted according to market capitalization of each company. The performance shown in the graph is not necessarily indicative of future performance. The graph will not be deemed to be incorporated by reference in any filing by the Corporation under the Securities Act or the Exchange Act.

                 FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN


                     1995    1996    1997    1998    1999    2000
                     ----    ----    ----    ----    ----    ----
 Tandycrafts, Inc.   $100    $ 82    $ 61    $ 60    $ 47    $ 36
 SIC Code Index      $100    $108    $116    $103    $ 84    $ 75
 Russell 2000 Index  $100    $124    $144    $168    $169    $191



                            INDEPENDENT ACCOUNTANTS

     The firm of Pricewaterhouse Coopers, LLP, which served as independent accountants for the fiscal year ended June 30, 2000, has been selected by the Board of Directors to continue as the Corporation's independent accountants for fiscal year 2001. Representatives are expected to be present at the meeting with an opportunity to make a statement and to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

     A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Corporation's 2001 Annual Meeting of Stockholders that is received at the Corporation's principal executive office by June ___, 2001 will be included in the Corporation's proxy statement and form of proxy for that meeting.

     Stockholders wanting to present proper proposals for action at the 2001 Annual Meeting must give written notice by certified mail, in accordance with
Article II, Section 8 of the Corporation's Bylaws, to the Secretary of the Corporation at the address set forth in the address set forth in the cover page of this Proxy Statement (a) not less than 120 days nor more than 150 days before the first anniversary date of the Corporation's proxy statement in connection with the previous annual meeting of stockholders or (b) with respect to a special meeting of stockholders, not later than the seventh day following the day on which notice of a special meeting was first mailed or otherwise given to stockholders. In accordance with the Bylaws of the Corporation, any such notice shall include the name and address of the stockholder, the class and number of shares held by the stockholder, a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the proposal, a disclosure of any material interest that the stockholder has in the proposal, and a brief description of the proposal. The Corporation may in its sole discretion refuse to allow any proposal to be presented which the Corporation would not be required to include in a proxy statement pursuant to any rule promulgated by the Securities and Exchange Commission. The holders of the proxies solicited by the Corporation will have discretionary authority to vote on any matter which was not submitted to the Corporation within the time frame specified in Article II,
Section 8 of the Corporation's Bylaws referenced above.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter to be presented for action other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Corporation.


                            SOLICITATION OF PROXIES

     Solicitation of proxies may be made by directors, officers and other employees of the Corporation listed in Appendix A of this Proxy Statement, by means of personal interview, telephone, telegraph, telefax or electronic communications. No additional compensation will be paid for any such services. Costs of solicitation will be borne by the Corporation. Upon request, the Corporation will reimburse the reasonable fees and expenses of banks, brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock. The Corporation has retained Corporate Investors Communications, Inc. to assist in the solicitation of proxies. Pursuant to the Corporation's agreement, Corporate Investors Communications, Inc. will provide various proxy advisory and solicitation services for the Corporation at a fee estimated at approximately $45,000, plus reasonable out-of-pocket expenses and indemnification against certain liabilities. It is expected that Corporate Investors Communications, Inc. will use approximately 25-30 persons in such solicitation. Certain information concerning the directors, officers and other employees of the Corporation who may solicit proxies is outlined in Appendix A to the Proxy Statement.

     Certain information concerning the Common Stock held by the persons listed in Appendix A and certain transactions between any of them and the Corporation are set forth in this Proxy Statement. Although no precise estimate can be made at this time, the Corporation anticipates that the aggregate amount to be spent by the Corporation in connection with the solicitation of proxies by the Corporation will be approximately $65,000, of which approximately $15,000 has been incurred to date. This amount includes fees payable to Corporate Investors Communications, Inc. but excludes (i) the salaries and expenses of officers, directors and employees of the Corporation; and (ii) the normal expenses of an uncontested election. The aggregate amount to be spent will vary depending on, among other things, any developments that may occur in the proxy contest described below.

     Please complete, date and sign the enclosed WHITE proxy card and return it promptly in the envelope provided. If your shares are held in "street name," only your bank or broker can vote your shares and only upon your specific instructions. Please contact the person responsible for your account and instruct him or her to vote the WHITE proxy card. The Board of Directors urges you NOT TO SIGN any GOLD proxy card sent to you by the Lichtenstein Group. See "Counter Solicitation" above. If you have already done so, you may revoke your previously signed GOLD proxy by delivering a written notice of revocation or a later dated WHITE proxy card in the enclosed envelope.


                              FINANCIAL STATEMENTS

     A copy of the 2000 Annual Report of the Corporation containing the audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

     The Company will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of the annual report on Form 10-K of the Corporation. Requests should be directed to Shareholder Services, c/o Tandycrafts, Inc., 1400 Everman Parkway, Fort Worth, Texas 76140.

                                   By Order of the Board of Directors,



                                   RUSSELL L. PRICE
                                   Vice President, General Counsel and Secretary TANDYCRAFTS, INC.

Fort Worth, Texas
October ___, 2000



                                   APPENDIX A

INFORMATION CONCERNING DIRECTORS AND CERTAIN OFFICERS AND EMPLOYEES OF THE CORPORATION WHO MAY SOLICIT PROXIES

     Under the applicable regulations of the SEC, each of the Directors of the Corporation is deemed to be a "Participant" in the Corporation's solicitation of proxies. The following table sets forth (a) the name, business address and principal occupation of the Directors and nominees as Director of the Corporation and any officers and employees of the Corporation who may assist in soliciting proxies from stockholders of the Corporation ("Participants") and (b) the dates, types, and amounts of each Participants' purchases and sales of the Corporation's Common Stock within the past two years.

     Except as described in the Proxy Statement, shares of the Common Stock of the Corporation owned of record by each Participant are also owned beneficially by such Participant. The total number of shares of Common Stock of the Corporation owned by each Participant is set forth in this Proxy Statement.


NAME                DATE OF TRANSACTION   TYPE OF TRANSACTION(1)    AMOUNT OF SHARES
-------             ------------------    ----------------------    ----------------
R. E. Cox, III             5/24/99                A                       4,000
R. E. Cox Real Estate      5/24/99                A                      10,000
6300 Ridglea Pl #1014
Fort Worth, TX 76116
President

Jack Kahl
Manco, Inc.
32150 Just Imagine Dr.
Avon, OH 44011
Chairman and CEO

Sheldon Stein               3/1/99                A                       5,000
Bear Stearns & Co.          3/1/99                A                       6,000
300 Crescent Ct.,
Su 200
Dallas, TX 75201
Senior Managing Director

Michael J. Walsh           2/18/99                A                      64,000
Tandycrafts, Inc.
1400 Everman Parkway
Fort Worth, TX 76140
Chairman and CEO

Colon Washburn
Fresh America Corp
One Lincoln Centre
6600 LBJ Fwy, Suite 180
Dallas, TX 75240
CEO

James D. Allen             2/23/99                A                       3,000
Tandycrafts, Inc.
1400 Everman Parkway
Fort Worth, TX 76140
President and COO

Leo C. Taylor              5/3/99                 A                       1,825
Tandycrafts, Inc.
1400 Everman Parkway
Fort Worth, TX 76140
Senior VP of Finance

Russell L. Price
Tandycrafts, Inc.
1400 Everman Parkway
Fort Worth, TX 76140
VP, General Counsel
and Secretary

Phillip Greene
Tandycrafts, Inc.
1400 Everman Parkway
Fort Worth, TX 76140
VP of Information
Systems and Technologies

Nathan New
Tandycrafts, Inc.
1400 Everman Parkway
Fort Worth, TX 76140
Controller


(1) "A" indicates an acquisition of the Corporation's stock. "D" indicates a disposal of the Corporations stock.

     Except as described in this Proxy Statement, none of the Participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly or indirectly beneficially owns any securities of the Corporation or of any subsidiary of the Corporation or (ii) has had any relationship with the Corporation in any capacity other than as a stockholder, employee, officer or directors. Furthermore, except as described in this Proxy Statement, no Participant or Participant Affiliate is either a party to any transaction or series of transactions since January 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Corporation or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any director, executive officer, or nominee for election as director of the Corporation, beneficial owner of five percent or more of any class of the Corporation's voting securities, or a family member of any of the foregoing, had or will have a direct or indirect material interest.

     Except as described in this Proxy Statement, no Participant or Participant Affiliates has entered into any agreement or understanding with any person respecting (i) future employment by the Corporation or its affiliates or (ii) any transactions to which the Corporation or any of its affiliates will or may be a party. Except as described in this Proxy Statement, there are no contracts, arrangements or understandings by any Participant or any Participant Affiliates within the past year with any person with respect to any capital stock of the Corporation.

     Except as described in this Proxy Statement, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).


                               TANDYCRAFTS, INC.
                       ANNUAL MEETING - ___________, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received the Annual Report, notice of Annual Meeting and Proxy Statement for said meeting, hereby appoints COLON WASHBURN and JACK KAHL, and either of them, as Proxies with full power of substitution and resubstitution and hereby authorize them to represent and to vote, as designed hereon, all shares of common stock of Tandycrafts, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on ____________, 2000, at 9:30 a.m., C.S.T., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if then personally present.

THE BOARD OF DIRECTORS OF TANDYCRAFTS, INC. RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.


This proxy, when properly executed, will be voted in the manner directed herein by the above signed stockholder. If no direction is made, this proxy will be FOR Proposal Item 1. The proxies will use their discretion with respect to any matter referred to in Item 2.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES
                                 LISTED BELOW.

1.   Election of Directors (Check only one box)  FOR [   ]  WITHHELD [   ]
     Nominees: R. Earl Cox, III, Jack Kahl, Sheldon Stein, Michael J. Walsh, Colon Washburn

2. In their discretion, upon such other business as may properly come before the meeting.

For all nominees (except as shareholder may indicate below):

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes or any of them may lawfully take by virtue hereof.

NOTE: if you desire to withhold authority to vote for one or more, but not all of the nominees above, indicate your desire to withhold such authority by drawing a line through the name(s) of such nominee(s).

IMPORTANT: This proxy must be dated and signed exactly as shown above. When signing as attorney, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return this proxy promptly using the enclosed envelope.


-------------------------------------
SIGNATURE (S)                    DATE


                      IMPORTANT: PLEASE VOTE AND SIGN YOUR
                  PROXY AND RETURN IT IN THE ENVELOPE PROVIDED